December 18, 2017
Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.646.855.1195
jerome.f.dubrowski@bankofamerica.com

Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan G. Blum, Bank of America (Fixed Income), 1.212.449.3112

Bank of America Announces Determination of Pricing Terms of
Previously Announced Exchange Offers

CHARLOTTE - Bank of America Corporation (the “Corporation”) today announced the determination of pricing terms of its previously announced private offers (the “Exchange Offers”) for Eligible Holders (as defined below) of the Corporation’s outstanding debt securities listed in the tables below (collectively, the “Existing Notes”) to exchange Existing Notes for new fixed/floating rate senior notes (the “New Notes”) in two categories of Exchange Offers, on the terms and conditions set forth in the confidential offering memorandum (the “Offering Memorandum”) dated December 4, 2017, and the accompanying letter of transmittal (the “Letter of Transmittal”).

The pricing terms for the Exchange Offers were determined at 11:00 a.m., New York City time, on December 18, 2017 (the “Price Determination Date”), as described in the Offering Memorandum.

Eligible Holders of Existing Notes validly tendered in the first category of Exchange Offers, and not validly withdrawn, at or prior to 5:00 p.m., New York City time, on December 15, 2017 (the “Early Participation Date”) and accepted for exchange will be entitled to receive the applicable Total Exchange Consideration (as defined in the Offering Memorandum) set forth in the table immediately below for each $1,000 principal amount of such Existing Notes.

CUSIP No.	Title of Security	Reference U.S. Treasury Security	Yield of Reference U.S. Treasury Security	Fixed Spread (bps)	Exchange Offer Yield	Total Exchange Consideration
06051GDZ9	7.625% Senior Notes, due June 2019	1.250% U.S.T due 5/31/19	1.802%	+20	2.002%	$1,079.80
06051GEC9	5.625% Senior Notes, due July 2020	1.625% U.S.T due 6/30/20	1.895%	+25	2.145%	$1,085.26
06051GEE5	5.875% Senior Notes, due January 2021	1.750% U.S.T due 12/31/20	1.963%	+30	2.263%	$1,105.58
06051GEX3	2.600% Senior Notes, due January 2019	1.125% U.S.T due 1/15/19	1.767%	+10	1.867%	$1,007.72
06051GFD6	2.650% Senior Notes, due April 2019	1.250% U.S.T due 3/31/19	1.798%	+10	1.898%	$1,009.45
59018YN64	6.875% Senior Notes, due April 2018	0.750% U.S.T due 4/15/18	1.371%	+5	1.421%	$1,018.80
06051GDX4	5.650% Senior Notes, due May 2018	0.750% U.S.T due 4/30/18	1.416%	+5	1.466%	$1,015.11
590188JN9	6.875% Senior Notes, due November 2018	1.250% U.S.T due 11/15/18	1.734%	+5	1.784%	$1,045.37
590188JF6	6.500% Senior Notes, due July 2018	0.875% U.S.T due 7/15/18	1.555%	+5	1.605%	$1,027.62

Eligible Holders of Existing Notes validly tendered in the second category of Exchange Offers, and not validly withdrawn, at or prior to the Early Participation Date and accepted for exchange will be entitled to receive the applicable Total Exchange Consideration set forth in the table immediately below for each $1,000 principal amount of such Existing Notes.

CUSIP No.	Title of Security	Reference U.S. Treasury Security	Yield of Reference U.S. Treasury Security	Fixed Spread (bps)	Exchange Offer Yield	Total Exchange Consideration
06051GEM7	5.700% Senior Notes, due January 2022	2.000% U.S.T due 11/30/22	2.154%	+25	2.404%	$1,127.77
06051GEH8	5.000% Senior Notes, due May 2021	2.000% U.S.T due 11/30/22	2.154%	+15	2.304%	$1,087.59
590188JB5	6.750% Senior Notes, due June 2028	2.250% U.S.T due 11/15/27	2.369%	+125	3.619%	$1,270.34
06051GFS3	3.875% Senior Notes, due August 2025	2.250% U.S.T due 11/15/27	2.369%	+72	3.089%	$1,052.94
06051GFG9	4.875% Senior Notes, due April 2044	2.750% U.S.T due 8/15/47	2.721%	+85	3.571%	$1,221.06
59018YTM3	6.050% Senior Notes, due June 2034	2.750% U.S.T due 8/15/47	2.721%	+140	4.121%	$1,228.75
06051GFF1	4.000% Senior Notes, due April 2024	2.250% U.S.T due 11/15/27	2.369%	+58	2.949%	$1,059.82
06053FAA7	4.100% Senior Notes, due July 2023	2.000% U.S.T due 11/30/22	2.154%	+76	2.914%	$1,060.79
06051GFB0	4.125% Senior Notes, due January 2024	2.250% U.S.T due 11/15/27	2.369%	+54	2.909%	$1,067.39
06051GFC8	5.000% Senior Notes, due January 2044	2.750% U.S.T due 8/15/47	2.721%	+92	3.641%	$1,227.60
06051GEN5	5.875% Senior Notes, due February 2042	2.750% U.S.T due 8/15/47	2.721%	+110	3.821%	$1,321.84

The Total Exchange Consideration amounts set forth in the tables above include the Early Participation Premium (as defined in the Offering Memorandum) and will be payable in the applicable principal amount of the applicable series of New Notes. Eligible Holders of Existing Notes validly tendered after the Early Participation Date but at or prior to the Expiration Date and accepted by the Corporation for exchange will receive the Exchange Consideration (as defined in the Offering Memorandum), which does not include the Early Participation Premium. In addition to the Total Exchange Consideration or the Exchange Consideration, as applicable, Eligible Holders of Existing Notes accepted by the Corporation for exchange will receive (i) a cash payment for any accrued and unpaid interest on the applicable series of Existing Notes to, but excluding, the applicable Settlement Date (as defined below), and (ii) a cash payment for any amounts due in lieu of fractional amounts of the applicable series of New Notes issuable in exchange for Existing Notes accepted in the applicable category of Exchange Offers.

The table below sets forth the interest rate on each series of New Notes for the Fixed Rate Period (as defined in the Offering Memorandum), determined as described in the Offering Memorandum.

Title of Series of New Notes	Reference Security	Spread to Reference Security (bps)	Fixed Rate Coupon
Fixed/Floating Rate Senior Notes, due December 2023	2.000% U.S. Treasury due November 30, 2022	+85	3.004%
Fixed/Floating Rate Senior Notes, due December 2028	2.250% U.S. Treasury due November 15, 2027	+105	3.419%

For the Floating Rate Period (as defined in the Offering Memorandum) of the New Notes, (i) the Fixed/Floating Rate Senior Notes, due December 2023 will bear interest at a floating rate equal to three-month LIBOR plus a spread of 79 basis points, and (ii) the Fixed/Floating Rate Senior Notes, due December 2028 will bear interest at a floating rate equal to three-month LIBOR plus a spread of 104 basis points.

The principal amount of New Notes issuable in all of the Exchange Offers is initially limited to $4,000,000,000, and the principal amount of New Notes issuable in each category of Exchange Offers is initially limited to $2,000,000,000. However, the Corporation intends to increase these limits to the extent necessary to allow the acceptance of all Existing Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date to an overall New Notes limit of up to $12,000,000,000 and a New Notes limit for each category of Exchange Offers of up to $6,000,000,000. In addition, the principal amount of each series of Existing Notes that is accepted pursuant to the Exchange Offers will be subject to the applicable “acceptance priority level” as described in the Offering Memorandum.

The “Early Settlement Date” for Existing Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date and accepted by the Corporation for exchange is expected to be December 20, 2017. The Exchange Offers will expire at 11:59 p.m., New York City time, on January 4, 2018, unless extended by the Corporation (the “Expiration Date”), and the “Final Settlement Date” (if any) for any Existing Notes validly tendered after the Early Participation Date but at or prior to the Expiration Date and accepted by the Corporation for exchange is expected to be January 8, 2018. The Early Settlement Date and the Final Settlement Date each are referred to as a “Settlement Date.”

The Withdrawal Deadline (as defined in the Offering Memorandum) for valid tenders of Existing Notes occurred at 5:00 p.m., New York City time, on December 15, 2017. As a result, tendered Existing Notes may no longer be withdrawn pursuant to the Exchange Offers, except as may be required by law.

Consummation of each Exchange Offer is subject to the satisfaction or waiver of certain conditions as described in the Offering Memorandum, including (i) the condition that at least $1,000,000,000 of each series of New Notes be issued in the Exchange Offers, (ii) the condition that the Existing Notes and the New Notes receive certain accounting and tax treatment (as described in the Offering Memorandum) and (iii) the absence of certain adverse legal and market developments and other customary conditions. Each Exchange Offer may be amended, extended or terminated individually.

The Exchange Offers are made, and copies of the documents relating to the Exchange Offers will be made available, only to a holder of Existing Notes who has certified in an eligibility letter (each, an “Eligible Holder”) certain matters to the Corporation, including its status as (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) a person outside the United States who is (a) not a “U.S. person” as defined in Rule 902 under the Securities Act, (b) not acting for the account or benefit of a U.S. person and (c) a “non-U.S. qualified offeree” as defined in the Offering Memorandum. Holders of Existing Notes who desire access to the electronic eligibility certification should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at 866-342-4881 (U.S. toll-free), 212-269-5550 (collect), or at bac@dfking.com. Holders that wish to receive the Offering Memorandum and the Letter of Transmittal can certify eligibility at http://www.dfking.com/bac.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Corporation will enter into a registration rights agreement with respect to the New Notes.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the Offering Memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being directed at or communicated to persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below) (a “Relevant Member State”), qualified investors in that Relevant Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order or are high net-worth entities and other persons falling within article 69(2)(a) to (d) of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated or caused to be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents. For purposes of the foregoing, the “Prospectus Directive” means the Prospectus Directive 2003/71/EC, as amended, including pursuant to Directive 2010/73/EU and includes any relevant implementing measure in a Relevant Member State.

Forward-looking statements

Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America Corporation (“Bank of America”) based on available information and are forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of its future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2016 and in any of Bank of America's other subsequent Securities and Exchange Commission filings.

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